EXHIBIT 11

                         NATIONAL PENN BANCSHARES, INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE*

                             Year Ended December 31,
                                 1995 1994 1993

Primary                                                 (Dollars in Thousands)
  Net income                                     $15,382        $14,649        $13,308
     Shares**
        Weighted average number of
           common shares outstanding           7,547,382      7,525,100      7,480,740
        Assuming exercise of options
           reduced by the number of
           shares which could have
           been purchased with the
           proceeds from exercise of
           such options                            ***            ***             ***

        Weighted average number of
           common shares outstanding
           as adjusted                         7,547,382      7,525,100      7,480,740
                                               =========      =========      =========

        Primary earnings per common share      $    2.04      $    1.95      $    1.78
                                               =========      =========      =========

     Assuming full dilution
        Net income                             $  15,382      $  14,649      $  13,308
                                               =========      =========      =========

        Shares**
           Weighted average number of
              common shares outstanding        7,547,382      7,525,100      7,480,740
           Assuming exercise of options
              reduced by the number of
              shares which could have
              been purchased with the
              proceeds from exercise of
              such options                         ***            ***             ***
           Weighted average number of
              common shares outstanding
              as adjusted                      7,547,382      7,525,100      7,480,740
                                               =========      =========     ==========

           Earnings per common share
              assuming full dilution           $    2.04      $    1.95     $     1.78
                                               =========      =========     ==========

*     See notes 1 and 14 to the consolidated financial statements.
** Restated to reflect 5% stock dividends paid in 1995 and 1994 and a 7% stock paid in 1993.
*** The stock options are not included because the incremental number of common stock equivalents would have an effect of less than 3% on the reported earnings per share. At December 31, 1995, 1994, and 1993, respectively, options for 136,882, 84,036, and 39,581 shares are exercisable.